EXHIBIT 99.2

CannaPharmaRX Provides Corporate Update and Outlines Growth Strategy for 2026

CannaPharmaRX, Inc. (OTC PINK: CPMD), an emerging leader in global cannabis cultivation and export, is pleased to provide a corporate update outlining recent developments and strategic plans for 2026.

International Export Activities

During the fourth quarter, the Company continued its international export operations with an additional shipment of 250 kg (six batches) to Israel consistently increasing prices as quality increases. Three additional shipments are scheduled for the first quarter of 2026.

Upcoming shipments will include newly developed cannabis strains cultivated over recent months. These strains have demonstrated higher THC concentrations in recent harvests and are in strong demand within the German medical cannabis market.

The new strains include:

Black Candyland, Goat Gas, Caligrape, Lemon Margy, Sour Chillz, and Mac & Cheese.

Plans for 2026

In 2026, the Company plans to continue raising capital to expand its European export capacity. Key initiatives include the construction of four additional cultivation rooms, the development of an additional drying room, and the establishment of a post-harvest processing area compliant with EU-GMP standards. These upgrades will enable CannaPharmaRX to supply its products directly to Germany and additional European markets.

Management believes these strategic investments will position the Company for sustained profitability and long-term operational stability.

Regulatory Update

The cease trade order (the “CTO”) previously issued by the British Columbia Securities Commission (BCSC) was officially revoked, effective December 12, 2025.

Cautionary Note Regarding Forward-Looking Information or Statements

This press release contains forward-looking information or statements. All statements that are or information which is not historical facts, including without limitation, statements regarding future estimates, plans, programs, forecasts, projections, objectives, assumptions, expectations, or beliefs of future performance, are ‘forward-looking information or statements.’ Forward-looking information or statements can be identified by the use of words such as ‘plans,’ ‘expects,’ or ‘does not expect,’ ‘is expected,’ ‘estimates,’ ‘intends,’ ‘anticipates,’ or ‘does not anticipate,’ or ‘believes,’ or variations of such words and phrases or statements that certain actions, events or results ‘may,’ ‘could,’ ‘would,’ ‘might’ or ‘will’ be taken, occur or be achieved. With respect to forward-looking information and statements contained herein, Management of CannapharmaRx has made numerous assumptions, including, among other things, assumptions about general business and economic conditions. Such forward-looking statements are based on assumptions and involve known and unknown risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from any future results, events, or developments expressed or implied by such forward-looking information or statements. Readers are cautioned not to place undue reliance on such forward-looking information or statements. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in forward-looking information or statements. CannapharmaRx assumes no obligation to update any forward-looking information or statements, even if new information becomes available as a result of future events, new information, or for any other reason except as required by law.

Contact:

Company: CannapharmaRx

Name: Constantine Nkafu

Website: https://cannapharmarx.com

Phone: 403-637-0420

Mail: info@cannapharmarx.com